Exhibit 5.1

                        [Letterhead of Hunton & Williams]








                                 April __, 1998



Anderson & Strudwick, Incorporated
1108 East Main Street
Richmond, Virginia 23219

Gentlemen:

         We have acted as counsel for Humphrey Hospitality Trust, Inc., a Virginia corporation (the "Company"), Humphrey Hospitality REIT Trust, a Maryland real estate investment trust (the "REIT Trust") and Humphrey Hospitality Limited Partnership, a Virginia limited partnership (the "Partnership"), in connection with the offering and sale (the "Offering") by the Company of 1,000,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), pursuant to the Underwriting Agreement, dated as of April __, 1998 (the "Agreement"), among the Company, the Partnership, the REIT Trust and Anderson & Strudwick, Incorporated (the "Underwriter").

         Our opinion is being delivered at the Company's request pursuant to
Section 6(c) of the Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Agreement.

         In this connection, we have examined signed copies of the registration statement on Form S-11 (Registration No. 333-48583) filed by the Company with the Securities and Exchange Commission (the "Commission") on March 25, 1998 under the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 1 to the Registration Statement filed with the Commission on April 6, 1998, relating to the Shares (such registration statement at the time it became effective being herein referred to as the "Registration Statement") and the Company's final prospectus dated April __, 1998 (the "Prospectus"). We have also examined the following documents:

         1.       the Agreement;



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         2.       the Company's Amended and Restated Articles of
                  Incorporation filed with the Virginia State Corporation Commission on November 22, 1994 (the "Articles");

         3. the Company's Bylaws (the "Bylaws") certified by the Secretary of the Company;

         4. resolutions of the Board of Directors of the Company, dated ______________, authorizing the Company, the REIT Trust and the Partnership to enter into the Agreement and to consummate all of the transactions described therein to be consummated by them;

         5. the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 2, 1997; and

         6. the Certificate of Limited Partnership of the Partnership filed with the Virginia State Corporation Commission on August 29, 1994 (the "Certificate of Limited Partnership").

         We have also reviewed such books and records of the Company and the Partnership and such other records and documents as we have considered necessary for the purposes of this opinion.

         For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as photostatic copies and the authenticity of the originals and (iii) due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by the Company and the Partnership and the validity and binding effect thereof upon the Company and the Partnership). Further, we have assumed due and complete compliance by the Underwriters with all applicable requirements under the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations").

         As to factual matters, we have relied upon representations included in the Agreement, upon certificates of officers of the Company and upon certificates of public officials.

         As to any opinion regarding the enforceability of the Agreement, all are limited to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by principles of equity, whether considered at law or in equity, and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of the Agreement may be limited by federal or state securities laws or the public policy underlying such laws.



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                                                                              I.

         Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to execute, deliver and perform the Agreement and to conduct its business as described in the Prospectus. The Company is qualified or registered to transact business as a foreign corporation and is in good standing in the states of Delaware, Florida, Kentucky, Maryland, North Carolina, Pennsylvania, Tennessee and West Virginia.

         (ii) The Partnership was duly formed and is validly existing as a limited partnership under the Virginia Revised Uniform Limited Partnership Act with the partnership power and authority to execute, deliver and perform the Agreement and to conduct its business as described in the Prospectus. The Partnership is qualified or registered to transact business as a foreign partnership and is in good standing in the states of Delaware, Florida, Kentucky, Maryland, North Carolina, Pennsylvania, Tennessee and West Virginia.

         (iii) Except such as has been obtained, no consent, approval, authorization, order, license, registration or filing by or with any governmental agency or body is necessary for the issuance and sale of the Shares, the execution, delivery and performance by the Company and the Partnership of the Agreement and the consummation by the Company and the Partnership of the transactions contemplated thereby, except as may be required by state securities, blue sky or real estate syndication laws or required by the National Association of Securities Dealers, Inc., as to which in each case we express no opinion.

         (iv) The Company has the corporate power and authority to execute, deliver and perform the Agreement and to consummate the transactions contemplated therein. The Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company.

         (v) The Partnership has the partnership power and authority to execute, deliver and perform the Agreement and to consummate the transactions contemplated therein. The Agreement has been


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duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership, enforceable in accordance with its terms.

         (vi) Neither the execution, delivery and performance of the Agreement, nor the consummation of the transactions contemplated thereby by either such entity will violate the Articles of Incorporation, Bylaws, Certificate of Limited Partnership, or Partnership Agreement as amended by the Amendment, as applicable, of the Company or the Partnership, or result in a breach of, or constitute a default under, the terms or conditions of any contract or form of contract filed as an exhibit to the Registration Statement; and to our knowledge, the execution and delivery of the Agreement by the Company or the Partnership will not violate any applicable statute, rule or regulation or any judgment, decree or order of any court or governmental agency or body binding on the Company or the Partnership or any of their respective businesses or hotel properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Partnership.

         (vii) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Shares and laws relating thereto, fairly summarize such terms and applicable law, and present the information called for by the 1933 Act and 1933 Act Regulations. The Shares conform in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

         (viii) The Shares have been duly and validly authorized by the Company and, when issued and delivered against payment as provided in the Agreement, will be validly issued, fully paid and nonassessable. No person or entity holds preemptive rights with respect to any of the Shares. The form of the certificates evidencing the Shares complies with all applicable requirements of Virginia law.

         (ix) The Common Stock, including the Shares, is approved for quotation on The Nasdaq Stock Market.

         (x) The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act.


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         (xi) Neither the Company, the REIT Trust nor the Partnership is, or
solely as the result of consummation of the transactions described in the Prospectus under the caption "Use Of Proceeds" will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (xii) To our knowledge and except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against either of the Company or the Partnership or any of their officers and directors or to which the properties, assets or rights of either of them are subject, which, if determined adversely to either the Company or the Partnership would individually or in the aggregate (a) could reasonably be expected to have a material adverse effect on the financial position, results of operations, business or material assets of any of the Company or the Partnership, taken as a whole or (b) that could reasonably be expected to adversely affect the consummation of the transactions contemplated by the Agreement.

         (xiii) The information in the Prospectus under the captions "Certain Provisions of Virginia Law and of the Company's Articles of Incorporation and Bylaws," "Shares Available for Future Sale," and "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us, is correct in all material respects, and presents fairly the information required to be disclosed therein under the 1933 Act and the 1933 Act Regulations.

         (xiv) The units of limited partnership interest in the Partnership to be issued to the Company in connection with the transactions contemplated by the Agreement (the "Units") have been duly and validly authorized by the Partnership and the offer and sale of such Units by the Partnership constitutes an exempted transaction pursuant to Section 4(2) of the 1933 Act.

                                                       III.

         We have participated in various conferences with the officers and directors of the Company and its independent certified public accountants. In some conferences, you and your counsel also participated. At those conferences, the contents of the Registration Statement and Prospectus were discussed and revised. Since the dates of those conferences, we have inquired


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of certain officers whether there had been any material change in the affairs of the Company.

         Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of registration statements under the 1933 Act, we are not passing upon, and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as specifically set forth above. Also, we do not express any opinion or belief as to the financial statements or other financial or statistical information which is or should be set forth in the Registration Statement and Prospectus or any information furnished in writing by the Underwriter expressly for use in the Registration Statement.

         However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein, we advise you that (a) in our opinion, the Registration Statement, when it became effective, and the Prospectus, as of its date and as of the date hereof (other than with respect to the financial statements and other financial or statistical data which is or should be included therein, as to which we express no belief or opinion) comply as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; and (b) we do not know of any contracts or documents, or any statutes or regulations applicable to the Company or the Partnership, of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Further, nothing has come to our attention that leads us to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading.



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         We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America.

         We express no opinion herein on any party's compliance with environmental laws or regulations, or on title to, or the zoning or permitted uses of, any real estate described in the Prospectus, or on any other local laws relating to the ownership, leasing or operation of such real estate.

         The opinions set forth above do not include any opinions with respect to state securities laws or any regulations adopted thereunder, and the opinion set forth in the first sentence of paragraph I.(x) above is based upon oral representations of the Commission's staff. The opinions set forth in paragraphs I.(i) and (ii), to the extent that they relate to qualification or registration to do business in a state, are based solely on certificates and oral advice from the Virginia State Corporation Commission, the State of Delaware Secretary of State, the State of Florida Department of State, the State of Kentucky Secretary of State, the Maryland State Department of Assessments and Taxation, the State of North Carolina Secretary of State, the Commonwealth of Pennsylvania Department of State, the State of Tennessee Secretary of State and the State of West Virginia Secretary of State.

         Our opinion is rendered as of the date hereof and we do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention. Whenever a statement herein is qualified by "to our knowledge," "known to us" or a similar phrase, we do not intend to indicate that we have affirmative knowledge of the matter set forth in such statements; rather, we intend to indicate only that, during the course of representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have performed legal services in connection with the representation described in the introductory paragraph of this opinion letter, and we have not undertaken any independent investigations to determine the accuracy of such statements.

         No one but you is entitled to rely on this opinion without our prior written consent. Notwithstanding the foregoing, your counsel, Willcox & Savage, P.C., is entitled to rely upon certain


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opinions with respect to Virginia law expressed herein in connection with its opinion to you of even date herewith.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,